Exhibit 99.1

AzurRx Appoints Gregory Oakes to its Board of Directors

Seasoned veteran with decades of strategic and global leadership experience

NEW YORK, April 09, 2020 (GLOBE NEWSWIRE) -- AzurRx BioPharma, Inc. (NASDAQ:AZRX) (“AzurRx” or the “Company”) a company specializing in the development of non-systemic, recombinant therapies for gastrointestinal diseases today announced the appointment of Gregory Oakes to the Board of Directors effective April 13, 2020.

“Greg is a strong and welcomed addition to our board,” said James Sapirstein, CEO of AzurRx BioPharma. “His broad experience in pharmaceutical commercialization and acquisitions will help AzurRx as we advance MS1819 through two Phase 2 clinical studies in 2020 and intensify our partnering discussions.”

"I am excited to join the AzurRx Board with its compelling potential synthetic alternative to PERT therapy,” said Mr. Oakes. “I look forward to helping the Company realize the full commercial potential of the MS1819 program."

Mr. Oakes brings to the AzurRx Board over 25 years of pharmaceutical industry and leadership experience.  He currently serves as Corporate Vice President – Global integration Lead for Otezla at Amgen where he is overseeing the integration and continued success of the $2B brand and positioning it for sustained growth.  Prior to Amgen, Mr. Oakes was Corporate Vice President and US General Manager at Celgene.  Mr. Oakes also served as the Global Commercial Integration Lead at Celgene where he helped steer the $74B acquisition by Bristol-Myers Squibb and the $13.4B divestiture of Otezla.  Prior to Celgene, Mr. Oakes held several positions at Novartis, most recently as Head of Sandoz Biopharmaceuticals, North America.  He began his career at Schering-Plough (Merck) where he held executive roles both in the US and Europe.  He holds a bachelor’s degree in Marketing and Business Administration from Edinboro University and a M.B.A. from Clemson University.  He currently sits on the Board of BioNJ and served on various Executive Committees at Celgene, Novartis, and Schering-Plough (Merck).

About AzurRx BioPharma, Inc.
AzurRx BioPharma, Inc. (NASDAQ:AZRX) is a biopharmaceutical company engaged in the research and development of non-systemic biologics for the treatment of patients with gastrointestinal disorders. The Company’s lead drug candidate, MS1819, is a recombinant lipase enzyme for the treatment of exocrine pancreatic insufficiency (EPI) associated with cystic fibrosis (CF) and chronic pancreatitis (CP). The Company is headquartered in New York, NY, with scientific operations based in Langlade, France. Additional information on the Company can be found at www.azurrx.com.

Forward-Looking Statements
This press release may contain certain statements relating to future results which are forward-looking statements. These statements are not historical facts, but instead represent only the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Additional information concerning the Company and its business, including a discussion of factors that could materially affect the Company’s financial results, including those related to the clinical development of MS1819 and the results of its clinical trials, are contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019  under the heading “Risk Factors,” as well as the Company’s subsequent filings with the Securities and Exchange Commission. All forward-looking statements included in this press release are made only as of the date of this press release, and we do not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

For more information:
AzurRx BioPharma, Inc.
760 Parkside Avenue, Suite 304
Brooklyn, NY 11226
Phone: (646)-699-7855
info@azurrx.com

Investor Relations contact:
LifeSci Advisors, LLC.
Hans Vitzthum, Managing Director
1 International Place, Suite 1480
Boston, MA 02110
Phone: 617-430-7578
hans@lifesciadvisors.com